SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 4, 2005
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                            BellaVista Capital, Inc.
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             (Exact name of registrant as specified in its charter)


         Maryland                    0-30507                     94-3324992
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 (State or other jurisdiction     (Commission                 (IRS Employer
       of incorporation)           File Number)              Identification No.)


               420 Florence Street, Suite 200, Palo Alto, CA   94301
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               (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code: (650) 328-3060
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 7.01  Regulation FD Disclosure.

On October 4, 2005, the registrant mailed a letter dated October 4, 2005, to its shareholders. A copy of the letter is attached to this report as Exhibit
20.1. In addition, the slide presentation by the Company's Board of Directors at its annual meeting on October 3, 2005, was made available to all shareholders. A copy of this presentation is attached as Exhibit 20.2.

The exhibits attached to this report contain forward-looking statements. All statements other than statements of historical fact may be forward-looking statements. These include statements regarding the registrant's future financial results, operating results, business strategies, projected costs and capital expenditures, products, competitive positions, and plans and objectives of management for future operations. Forward-looking statements may be identified by the use of words such as "may," "will," "should," "expect," "plan," anticipate," "believe," "estimate," "predict," "intend" and "continue," or the negative of these terms, and include the assumptions that underlie such statements. The registrant's actual results could differ materially from those expressed or implied in these forward-looking statements as a result of various risks and uncertainties, including those set forth in the registrant's most recent annual report on Form 10-K in the section entitled "Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations - General Risks Related to Construction Mortgage Lending" and " - Specific Risks of Investment in Our Securities." All forward-looking statements in the exhibits attached to this report are based on information available to the registrant as of the date hereof and the registrant assumes no obligation to update any such statements.

Item 9.01.  Financial Statements and Exhibits


Exhibit 20.1      Letter to Shareholders dated October 4, 2005

Exhibit 20.2      2005 Annual Shareholder Meeting slide presentation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   October 4, 2005          BellaVista Capital, Inc.



                                   By:  /s/ MICHAEL RIDER
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                                        Michael Rider, Chief Executive Officer